UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On August 12, 2014, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation (“HC”), entered into the Eleventh Amendment (the “Eleventh Amendment”) to the Credit Agreement dated as of August 16, 2005 (as amended, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent.

On August 13, 2014, HI entered into the Twelfth Amendment (the “Twelfth Amendment”, and, together with the Eleventh Amendment, the “Amendments”) to the Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent.

The Amendments modified the Credit Agreement to, (x) fund the senior secured term loan facility in an aggregate principal amount of $1,200 million under the Credit Agreement into escrow (the “New Term Loans”) and (y) increase the  senior secured revolving commitment in an aggregate principal amount of $200 million under the Credit Agreement as of the effective date of the Eleventh Amendment (the “Revolving Increase”).

The New Term Loans, along with interest that will accrue on the New Term Loans through December 17, 2014, were funded into escrow pursuant to the Escrow and Security Agreement dated as of August 12, 2014 (the “Escrow Agreement”) among Wilmington Trust, N.A., in its capacity as escrow agent, depositary bank and securities intermediary thereunder (the “Escrow Agent”), HI and the Administrative Agent.

Subject to the conditions set forth in the Credit Agreement and the Escrow Agreement (the “Release Conditions”), the proceeds of the New Term Loans will be used (i) to pay the consideration in connection with the acquisition by HI of the Performance Additives and Titanium Dioxide business of Rockwood Specialties Group, Inc. (the “Acquisition”), (ii) if the Acquisition is not consummated, to refinance certain indebtedness of HI (the “Refinancing”) and (iii) for other permitted purposes under the Credit Agreement. If the Release Conditions are not satisfied by December 17, 2014, the proceeds of the New Term Loans held by the Escrow Agent will be used to repay the lenders of the New Term Loans.

To the extent that the Release Conditions are met, the New Term Loans will mature on the seventh anniversary of the date such New Term Loans are released from escrow and will amortize in aggregate annual amounts equal to 1% of the original principal amount of the New Term Loans, payable quarterly commencing with the first full fiscal quarter ended after the date such New Term Loans are released from escrow.  The commitments under the Revolving Increase will mature on the same date as the existing revolving loans under the Credit Agreement.

The New Term Loans bear interest at a rate per annum equal to an applicable margin plus, at the HI’s option, either LIBOR (which is subject to a 0.75% floor) or the base rate (which is subject to a 1.75% floor).  The margin for borrowings under the New Term Loan Facility are 3.00% for LIBOR and 2.00% for base rate.  Borrowings under the Revolving Increase will bear interest at the same rate as the existing revolving loans under the Credit Agreement.

The foregoing does not constitute a complete summary of the terms of the Amendments. The description of the terms of the Amendments is qualified in its entirety by reference to such agreements, attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1

Eleventh Amendment, dated as of August 12, 2014, to Credit Agreement, dated as of August 16, 2005, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2

Twelfth Amendment, dated as of August 13, 2014, to Credit Agreement, dated as of August 16, 2005, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Troy M. Keller
Troy M. Keller
Assistant Secretary

Dated: August 15, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Eleventh Amendment, dated as of August 12, 2014, to Credit Agreement, dated as of August 16, 2005, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2

Twelfth Amendment, dated as of August 13, 2014, to Credit Agreement, dated as of August 16, 2005, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.